UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660-6429
(Address of Principal Executive Offices)	(Zip Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Executive Officer

On February 22, 2008, David E. Snyder resigned his position as Vice President and Controller of the Company, effective February 29, 2008. In connection with his resignation, Mr. Snyder entered into a letter agreement with the Company which provides for his continued employment as a non-officer of the Company at his current salary and with current benefits until his termination of employment. In addition, the Company has agreed to pay Mr. Snyder a bonus in the amount of $55,000, half of which will be payable on February 29, 2008, and the remainder payable upon his termination of employment (other than by the Company for cause) on or after April 18, 2008, prorated based on the number of days employed between March 1, 2008 and May 30, 2008. The payment of the second half of the bonus is conditioned upon Mr. Snyder executing and delivering a release of claims to the Company. A copy of the letter agreement is attached hereto as Exhibit 10.1, and is incorporated herein by this reference.

(e) Compensatory Arrangements of Certain Officers

On January 29, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Nationwide Health Properties, Inc. (the “Company”) approved bonus compensation for service during 2007 for the executive officers of the Company. In addition to the annual bonuses for achievement of previously disclosed performance criteria, the Compensation Committee also approved discretionary bonuses as follows: Douglas M. Pasquale ($198,000); Abdo H. Khoury ($47,500); and Donald D. Bradley ($55,000).

The Compensation Committee also approved awards of restricted stock to Douglas M. Pasquale, Abdo H. Khoury, Donald D. Bradley, and David E. Snyder (each, a “Named Officer”) as a corrective adjustment to the target number of performance shares that were awarded to each individual in January 2007. Specifically, in 2007 the number of performance shares granted to each Named Officer was reduced because the Company used the stock price on the date of grant rather than the 20-day average stock price prior to the start of the performance period (as is specified in the terms of the award). As a result, on January 29, 2008, the Compensation Committee awarded additional shares of restricted stock to the Named Officers, as follows: Mr. Pasquale (4,100 shares); Mr. Khoury (1,700 shares); Mr. Bradley (1,400 shares); and Mr. Snyder (700 shares).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated February 22, 2008, by and between Nationwide Health Properties, Inc. and David E. Snyder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nationwide Health Properties, Inc.
(Registrant)

	By:	/s/ Abdo H. Khoury
Date: February 27, 2008		Abdo H. Khoury
Senior Vice President and Chief Financial and Portfolio Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION
10.1	Letter Agreement, dated February 22, 2008, by and between Nationwide Health Properties, Inc. and David E. Snyder.